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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2002

HORMEL FOODS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-2402 (Commission File Number)	41-0319970 (IRS Employer Identification Number)
1 Hormel Place, Austin, Minnesota (Address of principal executive offices)	55912 (Zip Code)

Registrant's telephone number, including area code: (507) 437-5546

Pages: This report contains three (3) pages numbered sequentially from this cover page.

Item 5. OTHER MATERIALLY IMPORTANT EVENTS

On April 24, 2002, the Company issued a press release lowering its earnings guidance for the second quarter of fiscal 2002 ending April 27, 2002. The text of the press release follows:

"AUSTIN, Minn., April 24, 2002—Hormel Foods Corporation (NYSE: HRL-news), a multinational marketer of consumer-branded meat and food products, today said it is lowering its 30 to 34 cent earnings per share guidance for the second quarter of fiscal 2002 ending April 27, 2002. The company said it now expects second quarter earnings per share to be within a range of 20 to 24 cents compared with the current consensus estimate of 31 cents per share reported by First Call. The company reported net earnings per share of 28 cents in the fiscal 2001 second quarter (30 cents adjusted for FASB 142).

"The Russian ban on poultry imports has caused a temporary oversupply of protein in the market," said Joel W. Johnson, chairman of the board, president and chief executive officer. "Retailers have been aggressively promoting low prices for chicken, which has resulted in an oversupply of other proteins. These factors, along with production expansion in the turkey industry, have intensified the short-term pricing pressure on turkey and pork."

"We believe the temporary protein oversupply will cycle through the system in the second half of fiscal 2002," Johnson said. "We will have a better idea when we announce our second quarter earnings on May 16."

"Despite the near-term difficulties caused by this unexpected market condition, Hormel Foods is maintaining aggressive support for its branded, value-added products," Johnson said. "We also continue to pursue high potential new businesses, such as our ethnic product lines, which have sales up twelve percent year-to-date. Additionally, the integration of The Turkey Store (acquired in fiscal 2001) into our Jennie-O turkey business has been completed and expected synergies are being achieved. Overall, core businesses continue to perform well, but the pricing and margin pressures caused by the Russian ban have negatively impacted our near term results."

Hormel Foods will release second quarter results on May 16, 2002.

This press release contains forward-looking information based on management's current views and assumptions. Actual events may differ. Please refer to the Cautionary Statement Relevant to Forward- Looking Statements and Information that appears on Exhibit 99 of the company's Annual Report on Form 10-K for the fiscal year ended October 27, 2001, which can be accessed at http://www.hormel.com.

Hormel Foods Corporation, based in Austin, Minn., is a multinational manufacturer and marketer of consumer-branded food and meat products, many of which are among the best-known and trusted in the food industry. The company enjoys a strong reputation among consumers, retail grocers and foodservice consumers for products regarded for their quality, taste, nutrition, convenience and value."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HORMEL FOODS CORPORATION (Registrant)
By	/s/ M. J. McCOY M. J. McCOY Executive Vice President And Chief Financial Officer
By	/s/ J. N. SHEEHAN J. N. SHEEHAN Vice President and Controller

Dated: April 30, 2002

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  Item 5. OTHER MATERIALLY IMPORTANT EVENTS
  SIGNATURES